UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Continental Materials Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

CONTINENTAL MATERIALS CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

On behalf of the Board of Directors, you are cordially invited to attend the 2009 Annual Meeting of Stockholders of Continental Materials Corporation (the “Company”). The meeting will be held on the 36th floor in the offices of Ungaretti & Harris LLP, 3500 First National Plaza, Chicago, Illinois 60602 on Wednesday, May 26, 2010, at 10:00 a.m. CST, to consider and act upon the following matters:

(a)                                  The election of three directors to serve until the 2013 annual meeting or until their successors are duly elected and qualified;

(b)                                 The ratification of the appointment of BKD LLP (“BKD”) as independent registered public accounting firm for the Company for the 2010 fiscal year; and

(c)                                  The transaction of such other business as may properly be presented at the meeting.

Only stockholders of record at the close of business on April 1, 2010 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A list of these stockholders will be available to any stockholder, for any germane reason, at the Company’s office, 200 South Wacker Drive, Chicago, Illinois, for ten days preceding the meeting and will also be available for inspection at the meeting.

Accompanying this notice are the Annual Report on Form 10-K for the fiscal year ended January 2, 2010, a proxy statement, a form of proxy, and an envelope for returning the executed proxy to the Company. Even if you plan to attend the Annual Meeting in person, please read these proxy materials and cast your vote on the enclosed proxy as soon as possible. Be sure to sign and date the proxy prior to returning it. Any proxy given by a stockholder may be revoked by such stockholder at any time prior to the voting of the proxy at the annual meeting.

By Order of the Board of Directors,

Mark S. Nichter Secretary

Chicago, Illinois May 7, 2010

CONTINENTAL MATERIALS CORPORATION

200 South Wacker Drive

Chicago, Illinois 60606

Annual Meeting of Stockholders

PROXY STATEMENT

GENERAL INFORMATION

The enclosed proxy is solicited by and on behalf of the Board of Directors (the “Board”) of Continental Materials Corporation, a Delaware corporation (the “Company”), for use at the Annual Meeting of the Company’s stockholders to be held at 10:00 a.m. CST on May 26, 2010, on the 36th floor in the offices of Ungaretti & Harris LLP, 3500 First National Plaza, Chicago, Illinois 60602. Any properly executed proxy may be revoked by the executing stockholder at any time before it is exercised. Such revocation may be effected by written notice to the Secretary of the Company, by executing a subsequent proxy or by voting at the meeting in person. All proxies duly executed and received will be voted on all matters presented at the meeting. Where a specification as to any matter is indicated, the proxy will be voted in accordance with such specification. Where, however, no such specification is indicated, the proxy will be voted for the named nominees, for the ratification of BKD LLP (“BKD), and in the judgment of the Proxies on any other proposals. The approximate date on which this proxy statement and the enclosed proxy are first sent or given to stockholders is May 7, 2010.

The stockholders of record on April 1, 2010, of the 1,598,674 outstanding shares of common stock of the Company, are entitled to notice of and to vote at the annual meeting. Each such share is entitled to one vote on each matter properly proposed at the annual meeting.

The three nominees who receive the greatest number of votes cast for the election of directors at the 2010 annual meeting by the holders of the Company’s common stock entitled to vote at the meeting, a quorum being present, shall become directors at the conclusion of the tabulation of votes. The affirmative vote of the holders of a majority of the voting power of the Company’s common stock, present in person or represented by proxy and entitled to vote at the meeting, a quorum being present, is necessary to approve the ratification of the appointment of BKD as independent registered public accounting firm to the Company for the 2010 fiscal year. Under Delaware law and the Company’s Restated Certificate of Incorporation and By-Laws, the aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the meeting will be counted for purposes of determining the presence of a quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. If a quorum is present at the meeting, the total number of votes cast FOR each of these matters will be counted for purposes of determining whether sufficient affirmative votes have been cast. Because the election of directors is determined on the basis of the greatest number of votes cast, abstentions and broker non-votes have no effect on the election of directors. With respect to other matters, shares present in person or by proxy but not voted, whether by abstention, broker non-vote, or otherwise, have the same legal effect as a vote AGAINST the matter even though the stockholder or interested parties analyzing the results of the voting may interpret such a vote differently.

Stockholders may change their vote at any time prior to the vote at the Annual Meeting. Record holders may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to the Secretary of the Company prior to the Annual Meeting, or by attending the Annual Meeting and voting in person. Beneficial owners may change their vote by submitting new voting instructions to their broker, trustee or nominee, or, if the beneficial owner has obtained a proxy from his or her broker or nominee giving the beneficial owner the right to vote the shares, by attending the meeting and voting in person.

PROPOSAL 1

BOARD OF DIRECTORS

Election of Directors

The Company has a Board of Directors consisting of nine persons, divided into three classes. The directors of each class serve terms of three years. At this year’s Annual Meeting three directors are nominated for election to a three-year term to the class of directors with terms expiring in 2013. The Board has nominated William D. Andrews, Betsy R. Gidwitz, and James G. Gidwitz for election, all of whom are current directors.

Information regarding each of the nominees is presented in the chart below. All of the nominees have indicated their willingness to serve if elected, but if any should be unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by the Board of Directors who would be expected to continue, as nearly as possible, the existing management goals of the Company. No nominations for directors were received from stockholders, and no other candidates are eligible for election as directors at the 2010 Annual Meeting.

The Proxy holders (named in the accompanying Proxy Card) intend to vote in favor of all of the Board’s nominees, except to the extent a stockholder withholds authority to vote for any of the nominees.

Name	Served as Director Since	Position with the Company or Committee Memberships	Age

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS FOR A THREE YEAR TERM

William D. Andrews	2004	Director	62

Betsy R. Gidwitz	1996	Director	69

James G. Gidwitz	1978	Chairman of the Board and Chief Executive Officer of the Company since 1983.	63

The Board of Directors recommends that stockholders vote “FOR” the Company’s nominees as Directors.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2011 ANNUAL MEETING

Ralph W. Gidwitz	1974	Director	74

Peter E. Thieriot	2001	Director, Chairman of Audit Committee and Member of Nominating Committee	67

Theodore R. Tetzlaff	1981	Director and Chairman of Compensation Committee	66

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2012 MEETING

Thomas A. Carmody	1994	Director, Chairman of Nominating Committee and member of the Audit Committee	63

Ronald J. Gidwitz	1974	Director	65

Darrell M. Trent	1997	Director and member of the Audit Committee and member of the Compensation Committee	70

Board Composition and Qualifications

William D. Andrews is retired and has served on the Board since 2004. Mr. Andrews previously served as a Senior Vice President and the Executive Vice President of Fixed Income for Stein, Roe and Farnham, an investment management firm during the period from 1986 to 2002. Mr. Andrews has served on numerous Boards of non-profit organizations and private companies involved in a variety of activities. As a result of his professional experience, the Board has concluded that Mr. Andrews adds invaluable and extensive business, investment banking, finance and corporate management experience, as well as his in-depth understanding of the financial markets and mergers and acquisitions to the collective experience of the Board.

Betsy R. Gidwitz is the daughter of one of the founders of the Company and has served on the Board since 1996. She is retired having previously been an instructor at Massachusetts Institute of Technology until 1992. The Board has concluded that Ms. Gidwitz adds in-depth insight and knowledge about the short and long-term issues that affect the Company as well as adding a unique academic thought process to the Board’s deliberations while also representing the Company’s majority stockholder family.

James G. Gidwitz is the son of one of the founders of the Company and has served on the Board since 1978. He has served as the Chairman of the Board and its Chief Executive Officer since 1983. Mr. Gidwitz also serves on the Board of a non-profit institution involved in political analysis. The Board has concluded that Mr. Gidwitz possesses strong leadership experience and knowledge of the Company and its business obtained through his long tenure with the Company and through the other positions he has held with the Company. In addition, the Board believes that Mr. Gidwitz brings the highest degree of integrity and sense of moral commitment to society as a whole in his oversight and daily guidance of the Company. Mr. Gidwitz also represents the Company’s majority stockholder family.

Ralph W. Gidwitz is the son of one of the founders of the Company and has served on the Board since 1984. Mr. Gidwitz is retired having previously started Capital Results LLC, a financial consulting company, for which he also served as the Managing Partner and Chief Executive Officer until 2009. Mr. Gidwitz has also served as the President and Chief Executive Officer of a private company engaged in mergers and acquisitions. Mr. Gidwitz currently serves on the Board of Trustees for a local college as well as serving as its Treasurer and Chairman of its Finance and Investment Committees. He also serves as the President or Director for three Jewish associations and is a Governor for a Chicago cultural group. The Board has concluded that Mr. Gidwitz adds invaluable and extensive business and financial experience as well as possessing experience in mergers and acquisitions. Mr. Gidwitz also represents the Company’s majority stockholder family.

Peter E. Thieriot has served on the Board since 2001. He is currently the General Manager of EMR Land Co., a privately owned land and livestock company. He has served in that capacity since 2006. He previously served in the same capacity for the predecessor company, Elk Mountain Ranch Company, LLC, from 1993 to 2006. Mr. Thieriot possesses extensive and diverse experience having served in numerous capacities for The Chronicle Publishing Company (The Chronicle), a closely held, family, national media company. His roles have included President, Vice President, Publisher and Station Manager for newspapers and television stations owned by The Chronicle. Over the years, Mr. Thieriot has served as a director or trustee for numerous cultural, civic and other types of non-profit organizations as well as serving as a director of The Chronicle from 1977 — 1993. The Board has concluded that Mr. Thieriot’s diverse experience in various industries, including The Chronicle, adds a unique perspective to many of the issues and tasks that are the responsibility of the Company’s Board.

Theodore R. Tetzlaff has served on the Board since 1981. He is currently of counsel to the law firm of Ungaretti & Harris LLP which he joined as a partner in 2005. He has previously been a partner at other law firms where he served as the Managing Partner of one firm’s Chicago office and as a member of its one firm’s Executive Committee. He served as General Counsel of Tenneco, Inc., a large publicly traded oil and gas company from 1992 to 1999 and General Counsel for Peoples Energy Corporation, a large publicly traded diversified energy company from 2003 to 2006. Mr. Tetzlaff has also served as Chairman of the Board of a large Chicago civic organization. The Board has concluded that Mr. Tetzlaff’s experience adds invaluable and extensive business experience as well as an in-depth understanding of legal issues that have or may affect the Company.

Thomas H. Carmody has served on the Board since 1994. Mr. Carmody is the Chief Executive Officer of Summit International, LLC, a sports marketing and distribution company he founded in 1999. He also serves as the Chairman of the Board of Ameridream, a charitable organization providing housing down payment assistance for qualifying individuals, since 2003. Mr. Carmody has also served as Vice President of U.S. Operations and Vice President of the Sports Division of a publicly traded footwear, apparel and fitness company. The Board has concluded that Mr. Carmody adds invaluable and extensive marketing and business experience to the Board as well as adding an entrepreneurial approach to situations that have or may face the Company.

Mr. Ronald J. Gidwitz is the son of one of the founders of the Company and has served on the Board since 1974. Mr. Gidwitz is currently a partner in GCG Partners, a strategic consulting and equity capital firm he co-founded in 1998. Mr. Gidwitz served as President and Chief Executive Officer of the Unilever HPC Helene Curtis Business Unit from 1996 to 1998. Prior to that, Mr. Gidwitz served as President (since 1979) and Chief Executive Officer (since 1985) and member of the Board of Directors of Helene Curtis, a Fortune 500 consumer products company. Before being appointed President, Mr. Gidwitz held a number of positions within the company, with responsibilities ranging from sales to manufacturing. Mr. Gidwitz currently serves as a director on the Board of Kapstone Paper and Packaging Corporation, a publicly traded company as well as serving on the Board of numerous non-profit organizations including Rush University Medical Center, the Museum of Science and Industry and the Lyric Opera of Chicago. Mr. Gidwitz has also been appointed to various state and Chicago boards, commission and chambers. In addition, in 2006 Mr. Gidwitz was a candidate for Governor of the State of Illinois. The Board has concluded that Mr. Gidwitz adds invaluable and extensive business and leadership experience as well as diverse experience in politics and state and local organizations which have provided key contacts to the Company on numerous occasions. Mr. Gidwitz also represents the Company’s majority stockholder family.

Darrell M. Trent has served as a Director since 1997. Mr. Trent is currently Chairman of the Board of Directors and Chief Executive Officer of Acton Development Company, Inc., a privately held real estate development and property management company since 1988. Mr. Trent was also Chairman of the Board and Chief Executive Officer of Clean Earth Technologies, Inc., an environmental management venture from 1992 to 1994. Mr. Trent took a leave of absence for part of 2003 to serve as a volunteer with the Coalition Provisional Authority in Iraq. Mr. Trent, a former U.S. Undersecretary of Transportation, was in Iraq to oversee the recreation of Iraq’s Ministry of Transportation. The Board has concluded that Mr. Trent brings invaluable and extensive business experience in real estate development, a segment of the economy that directly impacts the Company’s Concrete, Aggregates and Construction Supply (CACS) business as well as affecting other products offered by the Company. He also provides a unique insider’s experience with the federal government to which the CACS business often supplies products through general contractors in the southern portion of the Front Range in Colorado.

Family Relationships

James G. Gidwitz and Ronald J. Gidwitz, together with their siblings and all descendants, and Ralph W. Gidwitz and Betsy R. Gidwitz, together with their sibling and all descendants, are herein referred to as the “Gidwitz Family.” See “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.”

Corporate Governance/Board of Directors

The Board of Directors recognizes the importance of good corporate governance as a means of addressing the needs of the Company’s stockholders, employees, customers and community. Pursuant to the Delaware General Corporation Law, under which the Company is organized, the business, property and affairs of the Company are managed under the direction of the Board. Members of the Board are kept informed of the Company’s business through discussions with the Chairman and management, by reviewing monthly financial and operational summaries and other materials prepared for them by management and by participating in meetings of the Board and its committees. During 2010, the Board held four meetings and the committees held a total of nine meetings. All directors attended 75% or more of the aggregate number of meetings of the Board of Directors and the Committees of the Board of Directors during the time when they served except for Betsy Gidwitz who attended one meeting due to extensive travel outside of the United States. The Company’s policy is to invite and encourage all directors to attend the annual meeting of stockholders. All current directors except Betsy Gidwitz attended the 2009 meeting of stockholders.

In furtherance of its corporate governance responsibilities, during April 2004, the Board of Directors adopted a formal Code of Ethics for the CEO and Senior Financial Officers (attached hereto as Appendix A) and a formal General Code of Business Conduct and Ethics (attached hereto as Appendix B) which is intended to provide guidelines regarding the actions of all of the Company’s directors, officers and employees.

Board Leadership Structure and Role in Risk Oversight

The Company’s chief executive office, Mr. James G. Gidwitz, also serves as chairman of the Board of Directors. The Board of Directors believes that this leadership structure is optimal for the Company at this time because Mr. Gidwitz’s extensive experience and history with the Company, together with his family’s controlling equity interest provides the Company with strong and consistent leadership representing the interests of the stockholders while also balancing short-term goals with long-term opportunities.

Management is responsible for managing the Company’s risk and for bringing to the Board’s attention areas of risk which are most material to the Company. The Board, including its Audit Committee, which is comprised solely of independent directors, regularly reviews areas of risk to the Company and advises and directs management on the scope and implementation of policies, strategies and other actions designed to mitigate risk. The Company’s Audit Committee also reviews risks and works with management and the Company’s independent auditors to identify and address areas of significant risk to the Company.

Director Independence

The Company qualifies as a “controlled company” under the NYSE Amex corporate governance listing standards because more than 50% of the voting power is held by the Gidwitz family. As such, the Company is exempt from compliance with certain NYSE Amex corporate governance rules such as the requirement that the Board of Directors be composed of a majority of independent directors and that the Compensation and Nominating committees of the Board be comprised exclusively of independent directors. In spite of this exemption, the Company has chosen to strictly comply with these rules and others required of a listed company on the NYSE Amex. The Board, therefore, consists of a majority of independent directors. The Company’s Board of Directors has affirmatively determined, after careful review, that William D. Andrews, Thomas H. Carmody, Theodore R. Tetzlaff, Peter E. Thieriot and Darrell M. Trent are independent members as defined by the NYSE Amex corporate governance rules. Board member independence is reviewed at least annually. Based upon the Board’s determination of member independence, the Board composition satisfies the NYSE Amex requirement for non-controlled companies that a majority of the Board qualify as independent.

Committees of the Board

The Company’s Board of Directors has established an Audit Committee, Compensation Committee and a Nominating Committee. As with the composition of the Board of Directors discussed above, the Company has elected to comply with the NYSE Amex corporate governance rules and the Sarbanes-Oxley Act such that each Board committee consists solely of independent directors. The Company has developed written charters for each of the committees and believes that each charter complies with the applicable rules of the NYSE Amex and the requirements of the Sarbanes-Oxley Act. A copy of the three committee charters were included in the 2007 Proxy Statement and are also available in print upon request by writing to the Corporate Secretary, Continental Materials Corporation, 200 South Wacker Dr. Suite 4000, Chicago, Illinois 60606.

Audit Committee

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company’s auditing, accounting and financial reporting processes generally. A written charter defining the responsibilities of the Committee has been adopted. During 2009, the Audit Committee was (and it still is) composed of Peter E. Thieriot, Chairman, Darrell M. Trent and Thomas H. Carmody. Also see “AUDIT COMMITTEE REPORT” below for discussion of the Audit Committee’s responsibilities. There were six Audit Committee meetings in fiscal year 2009.

Compensation Committee

The primary function of the Compensation Committee is to establish and administer compensation policy and plans with respect to the officers of the Company and its subsidiaries. A written charter defining the responsibilities of the Compensation Committee has been adopted. During 2009, the Compensation Committee was (and it still is) composed of Theodore R. Tetzlaff, Chairman, and Darrell M. Trent. See “COMPENSATION COMMITTEE REPORT” for discussion of responsibilities. The Compensation Committee held two meetings in fiscal year 2009.

Nominating Committee

The primary function of the Nominating Committee is to (a) review the composition of the Board for succession planning purposes, as well as to ensure that the Board members collectively possess the skills and expertise deemed necessary for effective performance by the Board of its leadership responsibilities; (b) identify individuals qualified to serve as members of the Board; (c) recommend to the Board director nominees to be presented at the annual meeting of stockholders and nominees to fill vacancies on the Board, whether caused by retirement, resignation, death or otherwise; and

(d) develop and recommend to the Board such corporate governance policies as the Nominating Committee believes appropriate and desirable. A written charter defining the responsibilities of the Nominating Committee has been adopted.

Director nominees are generally identified through recommendations from members of the Board or management, however, candidates recommended by stockholders will be considered. To recommend a candidate for consideration by the Nominating Committee, a stockholder must submit the recommendation in writing to the Company’s Corporate Secretary at the following address:

Corporate Secretary

Continental Materials Corporation

200 South Wacker Dr. Suite 4000

Chicago, Illinois 60606

The Nominating Committee requires that the recommendation include the following:

•                  the name and address of the stockholder making the recommendation and evidence of his or her ownership of Company stock, including the number of shares and period of ownership;

•                  the name and address of the director candidate, and his or her resume or listing of qualifications, taking into account the criteria described below; and

•                  the candidate’s signed consent to be named in the proxy statement and to serve as a director if elected.

For a candidate to be considered by the Nominating Committee for inclusion in the slate of nominees proposed by the Board at the next annual meeting of stockholders, the stockholder’s recommendation must be received by the Corporate Secretary no later than January 10, 2011. The Company does not intend to evaluate nominees proposed by stockholders any differently than other nominees to the Board.

The Nominating Committee maintains formal criteria for selecting directors to assure that each candidate:

•                  possesses fundamental qualities of intelligence, honesty, business acumen, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility;

•                  has a genuine interest in the Company and recognizes that as a member of the Board, each director is accountable to all Company stockholders;

•                  has a background that demonstrates an understanding of business and financial affairs;

•                  is or has been in a senior position in a business, university or major unit of government;

•                  has no conflict of interest or legal impediment that would interfere with the duty of loyalty owed to the Company and its stockholders;

•                  has the ability and is willing to spend the time required to function effectively as a director;

•                  is compatible and able to work well with other directors and executives in a team effort with a view to a long-term relationship with the Company as a director; and

•                  has independent opinions and is willing to state them in a constructive manner.

In addition to the individual qualities discussed above, the Nominating Committee seeks to ensure that the Board, in the aggregate, is diverse in background and expertise such that the composite Board possesses various viewpoints, strengths and abilities that are of importance to the Company. Nominees are selected on the above criteria and are not selected or discriminated against on the basis of gender, national origin, disability, race, religion, sexual orientation or any other basis proscribed by law.

During 2009, the Nominating Committee was (and it still is) composed of Thomas H. Carmody, Chairman, and Peter E. Thieriot. The Nominating Committee held one meeting, attended by both members, in fiscal year 2009. The

Nominating Committee approved the inclusion of the three directors standing for re-election on the Company’s proxy card for the 2010 annual meeting.

Executive Sessions

The Company’s Board of Directors has determined that, in order to satisfy its corporate governance responsibilities, the Board will meet in executive session without management or any employee director present as often as deemed appropriate and at least annually. The Audit Committee is also required by its charter to meet at least annually in separate executive sessions with the independent auditor and management. These requirements were met during 2009.

Annual Assessment of Board and Committee Performance

The Board performs an informal annual review of its own performance, structure and processes in order to assess its effectiveness. Each committee of the Board also conducts a similar annual self-evaluation.

Contacting the Board of Directors

The Company has established a process for sending communications to members of the Board. Specifically, stockholders and other interested parties may contact any of the Company’s directors, including the Chairman, by mail at the following address:

Continental Materials Director

c/o Corporate Secretary

Continental Materials Corporation

200 South Wacker Dr. Suite 4000

Chicago, Illinois 60606

All communications will be forwarded by the Company’s Corporate Secretary directly to the named director or the Chairman of the Board, if no individual director is specified.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis as set forth below with management and, based on such review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee of the Board of Directors

Theodore R. Tetzlaff (Chairman)

Darrell M. Trent

This Compensation Committee Report is not to be deemed “soliciting material” or deemed to be “filed” with the SEC or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, except to the extent specifically requested by the Company or specifically incorporated by reference in documents otherwise filed.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

The Compensation Committee makes recommendations to the Board concerning compensation for the named executive officers and determines compensation for other officers. The Committee also oversees benefit plans in which the named executive officers participate. The Compensation Committee is comprised of independent directors, as discussed above under “Corporate Governance,” “Committees of the Board,” and “Director Independence.”

The Company believes that executive compensation should be closely linked to corporate performance. Accordingly, in years in which performance goals are achieved or exceeded, executive compensation should be higher than in years in which the performance is below expectations. At the same time, the Compensation Committee is cognizant of its need to offer compensation that is competitive. By providing the opportunity for compensation that is comparable to the levels offered by other similarly situated companies, the Company is able to attract and retain key executives. The Committee regularly reviews the Company’s compensation programs to ensure that pay levels and incentive opportunities are competitive and reflect the performance of the Company. The Committee periodically engages an independent compensation consulting firm to assist it in determining the competitiveness of the Company’s overall compensation structure. Compensation is reviewed from a base salary standpoint as well as considering the total compensation package received by each executive. A written report of the conclusions of the independent compensation consulting firm is provided to management and the Compensation Committee. In years that compensation is not reviewed by an independent compensation consultant, the Committee tends to consider the consumer price index as a benchmark for base salary increases. No independent compensation consultant was engaged during the fiscal year ended January 2, 2010.

Compensation Program Components

To achieve its compensation goals, the executive compensation program consists primarily of the following components:

•                  base salary

•                  cash bonus

•                  defined contribution profit sharing plan

•                  perquisites and other benefits

All components are reviewed annually, individually and in the aggregate, considering corporate performance and individual initiative and performance. While each component is discussed in more detail below, it is the Committee’s intention to establish base salaries commensurate with those paid by companies of similar size and complexity while providing the named executive officers with the ability to receive a significant portion of their total compensation through the Company’s bonus program—contingent on meeting corporate and personal performance goals related to the Company’s operations. This places a large percentage of their compensation at risk while more closely aligning their interests with the interests of the Company’s stockholders. The employee benefits and perquisites offered by the Company have generally been established in response to competitive offerings and also with the goal of enabling the executives to focus on their job duties. As noted above, the Compensation Committee considers the written report from the independent compensation consulting firm in years when a formal review is performed, the recommendations of the Chief Executive Officer and the Committee’s own discretion in establishing both the base salary and total compensation packages for the executives.

Base Salaries

Base salaries are used to provide annual cash income to executives to compensate them for services rendered during the fiscal year. The Compensation Committee establishes salaries annually based on a review of each officer’s individual responsibilities, performance and through comparisons with companies of similar size and complexity. Officer salaries are typically reviewed and adjusted each year at the Committee’s meeting in either March or May. However, at the suggestion of management, the Committee has not awarded salary increases to the Company’s officers since July 2007. Management’s suggestion to defer officer increases was based upon the Company’s operating results, liquidity and capital resources. The last formal review of salary levels performed by an independent compensation consultant was in early 2006. In preparing its recommendations, the consultant considered each individual’s responsibilities and salaries paid by companies of similar size and complexity for similar positions. The Compensation Committee has determined that salary levels be targeted at the median of industry salary levels. For those years that no independent review is performed, increases are generally based upon the Department of Labor index of increases in general compensation levels except for the past two years as noted above. As of the date of this proxy statement, the Committee had not yet met to consider increases for 2010.

Cash Bonuses

The bonus program is intended to provide an opportunity to receive additional cash compensation but only if it is earned through achievement of specified performance goals. At the beginning of each year, the Compensation Committee establishes the annual target goals for earnings and return on net investment considering the Company’s annual business plan, the Company’s prior year’s performance and the performance of other companies in the industry segments in which the Company competes. In this context, “return on net investment” is defined as earnings before interest, income taxes and amortization of intangible assets as a percentage of the sum of the average shareholders’ equity plus the average bank debt for the year. Other Company-wide goals and personal goals are also considered to the extent these goals further the objectives of the Company. The Committee relies primarily on mathematical formulae in calculating the portion of the bonuses to be granted related to the goals established for earnings and return on net investment. The level of achievement of personal goals is more subjective and is often based on the successful achievement of certain transactions or other goals which may be measured by the Committee on a discretionary, non-quantifiable basis. The Committee also considers the Company’s liquidity and capital resources. The Committee believes that these performance measures serve to align the interests of executives with the interests of stockholders.

The Committee’s policy and belief is that eligible employees should have a reasonable likelihood of achieving the target level of performance such that, over time, the bonuses paid should be at or near the target level.

Profit Sharing Plan, Benefits and Perquisites

Executives participate in each of the benefit plans or arrangements that are made available to all salaried employees generally, including medical and dental benefits, life and disability insurance, and the profit sharing plan which is qualified under Internal Revenue Code Section 401(k). The Compensation Committee considers all of these plans and benefits when reviewing total compensation of the named executive officers. With respect to life insurance, officers receive coverage of three and a half times their salary to a maximum of $650,000. The premium associated with this coverage is added to the individual’s taxable wages. Life insurance in excess of those amounts is at the discretion of the employee and the associated premiums are paid by the employee. With respect to the 401(k) plan, any individual whose compensation is in excess of the amount eligible for the Company matching contribution to the 401(k) plan as established by the Internal Revenue Service, participates in an unfunded Supplemental Profit Sharing Plan as described below. The Company does not provide any benefit plans intended to benefit only the named executive officers.

The Company provides company-leased cars to the executive officers named in the Executive Compensation Table below for their use. An annual bonus is paid, and included in the individual’s taxable wages, which is used to reimburse the Company for the lease expense incurred for the year. This bonus is grossed up for the related taxes. In providing the cars to the executives, the Committee considered the frequency that the executives found it necessary to work outside of normal business hours when other forms of transportation were less available or convenient.

The Company has, on occasion, provided the named executive officers with an insignificant amount of tax or legal service. During 2009, no such services were incurred by any of the named officers. The Company does not provide any other perquisites to the named executive officers such as club memberships or personal travel.

Stock Option and Long-Term Equity Plans

There are no equity compensation plans, whether approved by security holders or not, existing as of January 2, 2010. The Compensation Committee believes that equity compensation plans are not a necessary component of executive compensation at the present time due to the number of shares currently held by affiliates of the Company and the limited market liquidity for our shares.

Conclusion

After reviewing all of the components of its existing compensation program, including perquisites, the Compensation Committee has determined that the total annual compensation received by the named executive officers and other officers of the Company is reasonable and competitive with the compensation programs provided by other corporations of similar size and complexity while also considering the recent operating performance, liquidity and capital resources of the Company. Moreover, the Committee believes that it has set compensation at levels that reflect each executive officer’s contribution towards the Company’s objectives.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

There are no interlocks or other relationships among the Company’s executive officers and directors that are required to be disclosed under applicable executive compensation disclosure requirements.

EXECUTIVE SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of the Company’s principal executive officer, principal financial officer and the Company’s only other executive officer for 2009. The amounts shown include all compensation for services to the Company and its subsidiaries in all capacities.

Name and				All Other
Principal Position	Year	Salary	Bonus	Compensation (4)	Total
James G. Gidwitz	2009	$520,000	$75,000	$148,154	$743,154
Chairman and Chief	2008	520,000	—	(138,034)	381,966
Executive Officer(1)

Joseph J. Sum	2009	239,000	24,000	57,141	320,141
Vice President and Chief	2008	239,000	—	(39,861)	199,139
Financial Officer(2)

Mark S. Nichter	2009	141,500	11,000	16,295	168,795
Secretary and	2008	141,500	—	19,038	160,538
Controller(3)

(1)                                 Mr. Gidwitz, age 63, has served as a director of the Company since 1978, and has been Chairman of the Board and Chief Executive Officer of the Company since 1983.

(2)                                 Mr. Sum, age 62, currently serves as Chief Financial Officer, Vice President and Treasurer of the Company, and has been an officer of the Company since 1978. Mr. Sum has been Vice President and Treasurer of the Company since 1988. Mr. Sum previously served as Assistant Treasurer of the Company from 1978 through August 1988, Controller from 1979 through January 1989 and Secretary from 1983 through February 1993.

(3)                                 Mr. Nichter, age 59, currently serves as Secretary and Controller of the Company. Mr. Nichter has been an officer of the Company since 1989. Mr. Nichter has served as the Company’s Secretary since 1992 and Corporate Controller since 1989.

(4)                                 All Other Compensation includes other compensation not required to be included in any other column. The items comprised by these totals are set forth in the following table:

Name	Year	Contributions to 401(k) Plan	Contributions to Supplemental Profit Sharing Plan	Imputed Gain (Loss) on Supplemental Balance (1)	Company Provided Auto or Auto Allowance (2)	Other	Total
James G. Gidwitz	2009	$7,350	$8,250	$98,601	$33,953	None	$148,154
	2008	6,900	10,950	(191,642)	35,758	None	(138,034)

Joseph J. Sum	2009	7,170	—	46,792	3,179	None	57,141
	2008	6,900	1,170	(56,700)	8,769	None	(39,861)

Mark S. Nichter	2009	4,245	None	None	12,050	None	16,295
	2008	4,458	None	None	14,580	None	19,038

(1)                                 The imputed gain or loss is determined by applying the same rate of return to the deferred balances as the employee has realized on his 401(k) Plan investments exclusive of investments in the Company’s common stock, if any.

(2)                                 The amounts paid to Messrs. Gidwitz, Sum and Nichter represent payments to them from which they, in turn, reimbursed the Company for the annual amount expended for the leased cars. The 2009 amounts included a gross-up for taxes of $13,394, $1,190 and $3,910, respectively. The 2008 amounts included a gross-up for taxes of $14,107, $3,284 and $4,731, respectively.

Retirement Benefits

401(k) Plan:  The Company has various contributory profit sharing retirement plans qualified pursuant to Internal Revenue Code Section 401(k) for the benefit of qualifying employees, including the named executives. Up until March 2010, the Company matched employees’ contributions up to 3%. Due to the economy and the losses incurred in the last three years, the Company has suspended the 3% match. The Compensation Committee together with management will review all of the relevant factors, primarily profitability, at year-end and decide whether to make a contribution for the year.

Unfunded Supplemental Profit Sharing Plan:  The Company also maintains an unfunded supplemental profit sharing plan for salaried employees which enables the Company to pay, to any person whose contribution to the 401(k) plan has been restricted as a result of the limitations imposed by Section 401 of the Internal Revenue Code, an amount equal to the difference between the amount the person would have received as Company matching contributions to his account under the 401(k) plan had there been no limitations and the amount the person will actually receive under the 401(k) plan giving effect to the limitations.

The Supplemental Plan provides for the employees’ balances to be credited or charged with a gain or loss determined by applying the same rate of return to the deferred balances as the employees realized on their 401(k) plan investments exclusive of investments in the Company’s common stock.

The Supplemental Profit Sharing Plan is unfunded and amounts owed to the employees covered thereby are considered to be general obligations of the Company. The Supplemental Plan was amended in 2007 to remain in compliance with Internal Revenue Service Rule 409A. Two separate plans were created for each participant whose account was credited with contributions both before and after December 31, 2004. The original Supplemental Plan for contributions made prior to 2005 was amended to add provisions which allow an employee to take an in-service withdrawal of amounts accumulated in the Supplemental Plan prior to December 31, 2004 provided the employee forfeits 10% of his then current Supplemental Profit Sharing Plan account balance. The forfeited amount reverts back to the Company. The new Supplemental Plan for contributions after 2004 does not permit in-service withdrawals. Contributions and earnings or loss imputed on the balance are disclosed in the above table.

Equity Compensation Plans

The Company has no equity compensation plans, whether approved by security holders or not, existing as of January 2, 2010.

DIRECTOR COMPENSATION

The Board’s policy is to pay each director who is not an officer or employee of the Company a retainer of $15,000 per year, plus the following fees:

•                  $750 for each Board meeting attended;

•                  $750 for each committee meeting attended;

•                  $6,000 Audit Committee chair retainer fee; and

•                  $3,000 retainer fee for all other committee chairs.

At the Board’s December 2008 meeting the Directors, in an acknowledgement of the difficult year and the operating challenges facing the Company, voted unanimously to reduce their annual retainer by 25% for 2009. At the March 2010 meeting, the Directors unanimously voted to extend the reduction for the 2010 year.

Director Summary Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended January 2, 2010. The Company does not currently compensate the Board members except as discussed above.

Name (1)	Total Fees Earned or Paid in Cash (2)
William D. Andrews	$14,250
Thomas H. Carmody	21,000
Betsy R. Gidwitz	12,000
Ralph W. Gidwitz	14,250
Ronald J. Gidwitz	14,250
Theodore R. Tetzlaff	18,000
Peter E. Thieriot	25,500
Darrell M. Trent	18,750

(1)                                 James G. Gidwitz, Chief Executive Officer and Chairman of the Board, is not included in this table as he is an employee of the Company and receives no additional compensation for his service as director. Mr. Gidwitz’ compensation is shown in the above Executive Summary Compensation Table.

(2)                                 None of the directors received perquisites or other personal benefits.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following information is furnished as to the Common Stock of the Company owned beneficially as of April 1, 2010 by (i) each director, (ii) the named executive officers, (iii) directors and named executive officers as a group, and (iv) persons that have reported beneficial ownership of more than 5% of the Company’s Common Stock.

Name and Address of Beneficial Owner	No. of Shares		Percent of Class (1)
Gidwitz Family (2) 200 South Wacker Drive, Suite 4000 Chicago, Illinois 60606	886,547	(3)	55.5%
Warren G. Lichtenstein 590 Madison Ave, 32nd Floor New York, New York 10023	144,762	(4)	9.1%
Franklin Advisory Services, LLC One Parker Plaza, 16th Floor Fort Lee, NJ 07024	130,000	(5)	8.1%
William D. Andrews	3,000		*
Thomas H. Carmody	200		*
James G. Gidwitz	98,968	(3)(6)	6.2%
Betsy R. Gidwitz	6,002	(7)	*
Ralph W. Gidwitz	6,002	(8)	*
Ronald J. Gidwitz	6,002	(9)	*
Mark S. Nichter	4,036	(10)	*
Joseph J. Sum	16,900	(11)	1.1%
Theodore R. Tetzlaff	0		*
Peter E. Thieriot	2,000		*
Darrell M. Trent	2,000		*
All directors, nominees and named officers as a group (includes ten persons)	936,528	(12)	58.6%

*                                         Percentage of shares beneficially owned does not exceed 1%.

(1)                                 Calculations are based on 1,598,674 shares of Common Stock outstanding as of April 1, 2010.

(2)                                 The Gidwitz family includes James G. Gidwitz, Ronald J. Gidwitz and their three siblings, and Ralph W. Gidwitz, Betsy R. Gidwitz and their sibling. These eight family members, together with their descendants, are herein referred to as the “Gidwitz Family.” The Gidwitz Family holdings include the shares identified in the table above and directly owned by James G. Gidwitz, Betsy R. Gidwitz, Ralph W. Gidwitz and Ronald J. Gidwitz, as well as the following shares:

(a)                                 733,987 shares owned by the CMC Partnership whose managing partners are Betsy R. Gidwitz, James G. Gidwitz, Ralph W. Gidwitz, and Ronald J. Gidwitz;

(b)                                 5,256 shares owned by the CMC-GFAM Partnership whose beneficial owners are certain members of the Gidwitz Family, including trusts created for the benefit of the children of James G. Gidwitz and Ronald J. Gidwitz; and

(c)                                  30,330 shares held directly by members of the Gidwitz family other than named directors and executive officers listed in the security ownership above. James G. Gidwitz, Betsy R. Gidwitz, Ralph W. Gidwitz and Ronald J. Gidwitz disclaim beneficial ownership of the shares referenced in this Note as indirectly owned, except to the extent of their respective beneficial ownership interests in the entities that hold such shares. The combined reporting of the shares referenced in this Note does not constitute an admission on the part of any individual member of the Gidwitz Family that the Gidwitz Family constitutes a “group” within the meaning of SEC Rule 13D.

With respect to the shares referenced in this Note, the beneficial owners indicated in (c) have sole voting and investment power and the beneficial owners indicated in (a) and (b) have shared voting and investment power.

(3)                                 Includes 32,966 shares credited to James G. Gidwitz’s account in the Employees Profit Sharing Retirement Plan.

(4)                                 Includes 144,762 shares held by Steel Partners II, L.P. By virtue of his position with Steel Partners II, Mr. Lichtenstein has sole power to vote and dispose of such 144,762 shares based upon Schedule 13D/A filed with the SEC on July 17, 2009.

(5)                                 Represents ownership of 130,000 shares reported in a Schedule 13G dated December 31, 2009, by Franklin Resources, Inc. (FRI), Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisory Services, LLC (FAS). According to the Schedule 13G, the shares are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries of FRI. FAS, as the investment adviser, retains sole investment and voting power over the shares.

(6)                                 Does not include 727,126 shares held indirectly by James G. Gidwitz through CMC Partnership or 5,256 shares held indirectly by James G. Gidwitz through CMC-GFAM Partnership, over which he has shared voting and investment power.

(7)                                 Does not include 727,126 shares held indirectly by Betsy R. Gidwitz through CMC Partnership over which she has shared voting and investment power.

(8)                                 Does not include 727,126 shares held indirectly by Ralph W. Gidwitz through CMC Partnership over which he has shared voting and investment power.

(9)                                 Does not include 727,126 shares held indirectly by Ronald J. Gidwitz through CMC Partnership or 5,256 shares held indirectly by Ronald J. Gidwitz through CMC-GFAM Partnership, over which he has shared voting and investment power.

(10)                          Includes 4,036 shares credited to Mark S. Nichter’s account in the Employees Profit Sharing Retirement Plan.

(11)                          Includes 11,900 shares credited to Joseph J. Sum’s account in the Employees Profit Sharing Retirement Plan.

(12)                          Includes 70,747 shares held by the Company’s Employees Profit Sharing Retirement Plan, which includes: (a) 32,966 shares credited to James G. Gidwitz’s account, 11,900 shares credited to Joseph J. Sum’s account and 4,036 shares credited to Mark S. Nichter’s account; and (b) 21,845 shares credited to other employees’ accounts, as to which James G. Gidwitz, Mark S. Nichter and Joseph J. Sum share voting power (with respect to certain matters) as trustees of such Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 generally requires the Company’s directors, executive officers and owners of more than 10% of a registered class of the Company’s equity securities to file with the SEC reports of beneficial ownership and changes in ownership, on Forms 3, 4 and 5, generally within two business days of the date of a purchase or sale transaction. Such officers, directors and 10% owners are required by SEC regulations to furnish to the Company copies of all Section 16(a) reports that they file. To the Company’s knowledge, based solely on review of copies of such reports furnished to the Company and representations that no other reports were required to be filed during the fiscal year ended January 2, 2010, all officers, directors and 10% owners of the Company complied with the Section 16(a) filing requirements during fiscal year 2009, with the exception of James G. Gidwitz, Betsy R. Gidwitz, Ralph W. Gidwitz and Ronald W. Gidwitz who each filed two late filings. To the Company’s knowledge, as of the date of this proxy statement, all such reporting obligations have been satisfied.

Certain Relationships and Related Transactions

The Company purchases insurance coverage for workers’ compensation, general and product liability together with another company controlled by the Gidwitz Family to minimize insurance costs and to obtain other more favorable terms. The cost of such insurance is allocated based upon a formula that considers, among other things, nature of risk, loss history and size of operations. From time to time, the Company will advance payments to the insurance carriers on behalf of the other company. The Company invoices the other company its respective share of each payment. During fiscal 2009, the other company paid its respective share in the same month that it was invoiced. The Company’s participation in this arrangement has, in management’s opinion, resulted in significant savings to the Company in terms of the cost of insurance premiums and other related charges.

Theodore R. Tetzlaff has served as a director of the Company since 1981. Mr. Tetzlaff is a partner in the law firm of Ungaretti & Harris LLP. During fiscal 2009 and the prior fiscal year, the Company retained Ungaretti & Harris to provide it with legal services. During any of the years covered by this report, the dollar amount of fees paid to Ungaretti & Harris did not exceed the SEC’s threshold for reporting nor, based upon information supplied by Ungaretti & Harris, did it exceed 5% of the firm’s gross annual revenues. Although the following policy and procedures are not in writing, the Board of Directors evaluates the types of transactions that are assigned to Ungaretti & Harris other than routine corporate matters such as reviews of reports and information submitted to the SEC.

AUDIT COMMITTEE REPORT

Management is responsible for Continental Materials’ internal controls and financial reporting process. BKD is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing an opinion on the fairness of the presentation of those statements in accordance with accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee consists of three directors, each of whom the Board has determined meets the independence criteria of the NYSE Amex and the Sarbanes-Oxley Act. The members of the Audit Committee are Peter E. Thieriot, Chairman, Darrell M. Trent and Thomas H. Carmody. The Board has determined that Peter E. Thieriot qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission.

Charter

The Audit Committee’s duties and responsibilities are set forth in a written charter, which was initially adopted and approved by the Board on May 24, 2000 and amended in January 2004 to address the requirements of the Sarbanes-Oxley Act and the NYSE Amex corporate governance rules.

In the course of fulfilling its responsibilities, the Audit Committee has:

•                  engaged BKD LLP (“BKD”) as the Company’s independent auditors;

•                  reviewed and discussed the Company’s audited financial statements with management;

•                  reviewed and discussed with management the selection, application and disclosure of critical accounting policies of the Company and the Company’s internal control procedures;

•                  discussed with BKD the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, regarding the auditor’s judgments about the quality of the Company’s accounting principles as applied in its financial reporting;

•                  discussed with BKD the selection, application and disclosure of the Company’s critical accounting policies;

•                  discussed with BKD the audit plan, scope, identification of audit risks and the Company’s internal control procedures;

•                  received written disclosures and the letter from BKD required by the Public Company Accounting Oversight Board regarding BKD’s communications with the Audit Committee concerning independence;

•                  discussed with representatives of BKD the public accounting firm’s independence from the Company and management; and

•                  considered whether the provision by BKD of non-audit services is compatible with maintaining BKD’s independence.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2010 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors

Peter E. Thieriot (Chairman)

Darrell M. Trent

Thomas H. Carmody

INDEPENDENT AUDITORS

The fees charged to the Company for services and expenses reported below for BKD related to the audit of the 2009 fiscal year or other services performed during 2009. The fees and expenses reported below for Deloitte & Touche (D&T) related to the audit of the 2008 fiscal year and the audit of the 2009 fiscal year until September 18, 2009 (D&T were the Company’s auditors of record until September 18, 2009) and also work performed during the fourth quarter of 2009 to assist the Company with its responses to the Securities and Exchange Commission’s (“SEC”) review of the Company’s annual report filed on Form 10-K for fiscal 2008 and the Company’s Form 10-Q for the fiscal quarter ended July 4, 2009.

	BKD 2009	D&T 2009	D&T 2008
Audit Fees(1)	$314,414	$126,979	$491,562
Audit Related Fees(2)	12,700	7,900	18,745
Tax Fees(3)	29,000	1,725	1,150
All Other Fees(4)	3,465	36,000	0
Total	$359,579	$172,604	$448,000

(1)                                 Consists of fees for the audit of our financial statements and the review of the financial statements included in the quarterly reports on Form 10-Q and the provision of attestation services in connection with statutory and regulatory filings or engagements.

(2)                                 Consists of fees for services relating to the audit of the consolidated annual financial statements and accounting consultations.

(3)                                 Consists of fees for services related to tax compliance, tax advice and tax planning. Not included in the above chart is $29,975 paid to BKD for tax compliance work performed for the 2008 fiscal year.

(4)                                 Fees incurred with regard to the Company’s response to the SEC (see discussion above).

In accordance with the applicable rules of the SEC, the Audit Committee has established policies and procedures for pre-approval of all audit and permitted non-audit services to be provided by its independent registered public accounting firm. The Audit Committee must separately pre-approve the engagement of the independent registered public accounting firm to audit the Company’s consolidated financial statements. The Audit Committee has established a pre-approval policy for engaging the independent registered public accounting firm for other audit and permissible non-audit services. Under the policy, the Audit Committee has specified audit, audit-related, tax and regulatory services that may be performed by the independent registered public accounting firm. The engagement for those services specified in the policy requires the further, separate pre-approval of the Chairman of the Audit Committee or the entire Audit Committee, if specific dollar thresholds set forth in the policy are exceeded. Services not specified in the policy will require separate pre-approval by the Audit Committee. The audit, audit-related, tax and other services provided by BKD in 2009 and D&T in 2008 and 2009, described above, were all approved by the Audit Committee in accordance with this policy.

PROPOSAL 2

RATIFICATION OF ENGAGEMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and the Audit Committee recommend ratification of the continued engagement of BKD as independent registered public accounting firm for the Company for the fiscal year ending January 1, 2011. Although ratification by stockholders is not required by law, the Audit Committee has determined that it is desirable to request ratification of this selection by stockholders. Therefore, an appropriate resolution ratifying the engagement will be submitted to the stockholders at the Annual Meeting. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. If the stockholders do not ratify the appointment of BKD, the Audit Committee will consider the selection of another independent registered public accounting firm for 2010 and future years.

A representative of BKD is expected to be present at the stockholders’ annual meeting to respond to appropriate questions and to make a statement if he/she so desires.

The Audit Committee recommends that stockholders vote “FOR” the ratification of BKD as independent registered public accounting firm for the Company for the 2010 fiscal year.

Changes in Accountants

On September 18, 2009, the Board of Directors of the Company, on the recommendation of the Audit Committee, dismissed D&T as its independent registered public accounting firm. The reports of D&T on the financial statements for the fiscal years ended January 3, 2009 and December 29, 2007 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principle. During the two most recent fiscal years and through September 18, 2009, there were no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of D&T would have caused them to make reference thereto in their reports on the financial statements for such years.

During the two most recent fiscal years and through September 18, 2009, there have been no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K). However, as of September 27, 2008, management first identified a material weakness in the Company’s internal control over financial reporting related to its inventory accounting in its Heating and Cooling Segment. For a more complete discussion, see Item 4 in the Form 10-Q for the quarterly period ended September 27, 2008, Item 9A in the 2008 Annual Report on Form 10-K and Item 9A(T) in the 2009 Annual Report on Form 10-K.

The Company requested that D&T furnish it with a letter addressed to the SEC stating whether or not it agreed with the above statements which were originally disclosed in its Form 8-K filed September 23, 2009. A copy of such letter, dated September 23, 2009, was filed as Exhibit 16.1 to that Form 8-K.

On September 18, 2009, the Board of Directors of the Company, on the recommendation of the Audit Committee, appointed BKD as the Company’s independent accountants to audit its consolidated statements for the year ending January 2, 2010. During the Company’s two most recent fiscal years, and through September 18, 2009, the Company did not consult BKD regarding either the application of accounting principles to a specified transaction, whether completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; neither a written report nor oral advice was provided to the Company by BKD that was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; and no matter was either the subject of a disagreement (as described in SEC Regulation S-K, Item 304 paragraph (a)(1)(iv)and the related instruction to this item) or a reportable event (as described in SEC Regulation S-K, Item 304 paragraph (a)(1)(v) and the related instruction to this item).

STOCKHOLDER PROPOSALS AND OTHER MATTERS

The deadline for receipt of stockholder proposals for inclusion in the Company’s proxy statement for its 2011 annual meeting is January 10, 2011. We will decide whether to include a proposal in the proxy statement in accordance with SEC rules governing the solicitation of proxies.

EXPENSES OF PROXY SOLICITATION

The entire expense of preparing, printing and mailing the form of proxy and the material used for the solicitation thereof will be borne by the Company. In addition, the Company has retained the services of InvestorCom, Inc. to solicit proxies from nominees and brokers’ accounts at a cost of approximately $4,250. Solicitation of proxies will be made by mail but also may be made through oral communications by directors, officers or employees of the Company who will receive no additional compensation for such efforts.

By Order of the Board of Directors,

James G. Gidwitz Chairman of the Board

Chicago, Illinois May 7, 2010

APPENDIX A

CONTINENTAL MATERIALS CORPORATION

CODE OF ETHICS FOR THE CEO AND SENIOR FINANCIAL OFFICERS

The Board of Directors of Continental Materials Corporation (the “Company”) has adopted the following Code of Ethics for its CEO and senior financial officers to establish specific policies with respect to the duties of the Chief Executive Officer, Chief Financial Officer, Controller and Subsidiary Controllers, as they relate to the financial reporting, disclosure controls and internal controls functions.  In addition, the CEO and senior financial officers are bound by the Company’s other related policies, including the Code of Business Conduct and Ethics and the Whistleblower Policy.

1.               The CEO and all senior financial officers are responsible for full, fair, accurate, timely and understandable disclosure in the periodic reports required to be filed by the Company with the SEC.  Accordingly, it is the responsibility of the CEO and each senior financial officer promptly to bring to the attention of the Board of Directors of the Company, or the Audit Committee, any material information of which he or she may become aware that, in the case of the Subsidiary Controllers, has not been fully or adequately disclosed to the Corporate Vice President of Finance or the Corporate Controller, or that is not fully or adequately disclosed by the Company in its public filings.

2.               The CEO and each senior financial officer shall promptly bring to the attention of the Board of Directors and the Audit Committee (and CEO, if not previously aware) any information he or she may have concerning (a) significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data; or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s financial reporting, disclosures or internal controls.

3.               The CEO and each senior financial officer shall promptly bring to the attention of the Audit Committee (and CEO, if not previously aware) any information he or she may have concerning any violation of the Company’s Code of Business Conduct and Ethics, including any actual or apparent conflicts of interest between personal and professional relationships, involving any  management or other employees who have a significant role in the Company’s financial reporting, disclosures or internal controls.

4.               The CEO and each senior financial officer shall promptly bring to the attention of the Audit Committee (and CEO, if not previously aware) any information he or she may have concerning (a) evidence of a material violation of the securities or other laws, rules or regulations applicable to the Company and the operation of its business, by the Company or any of its officers, employees or agents; or (b) of a violation of the Code of Business Conduct and Ethics or of this Code of Ethics.

5.               The Board of Directors shall determine, or designate appropriate persons to determine, appropriate actions to be taken in the event of violations of the Code of Business Conduct and Ethics or of this Code of Ethics by the CEO or the Company’s senior financial officers.  Those actions shall be reasonably designed to deter wrongdoing and to promote

A-1

accountability for adherence to the Code of Business Conduct and Ethics and to this Code of Ethics, and may include written notices to the individual involved that the Board has determined that there has been a violation, censure by the Board, demotion or re-assignment of the individual involved, suspension with or without pay or benefits and termination of the individual’s employment.  In determining what action is appropriate in a particular case, the Board of Directors or its designee shall take into account all relevant information, including the nature and severity of the violation, whether the violation was a single occurrence or repeated occurrences, whether the violation appears to have been intentional or inadvertent, whether the individual in question has been advised prior to the violation as to the proper course of action and whether or not the individual in question had committed other violations in the past.

A-2

APPENDIX B

CONTINENTAL MATERIALS CORPORATION

CODE OF BUSINESS CONDUCT AND ETHICS

For Officers, Directors and Employees

1.                                      INTRODUCTION

Continental Materials Corporation and its subsidiaries (collectively, the “Company”) is committed to adhering to the highest ethical, moral and legal standards in the conduct of its business and operations.   This Code of Business Conduct and Ethics (the “Code”) has been adopted by the Board of Directors of the Company and represents the Company’s policies and guidelines regarding the actions of the Company’s directors, officers and employees.

This Code cannot address every situation that may arise in the course of business dealings.  The Company expects its directors, officers and employees to use good judgment, high ethical standards, honesty and common sense in carrying out their duties and responsibilities to the Company.

The Company intends to enforce vigorously the provisions of this Code.  Violations could lead to disciplinary action, including dismissal, for cause, from the director’s, officer’s or employee’s position with the Company, as well as possible civil and criminal liability.

2.                                      CONFLICTS OF INTEREST

Directors, officers and employees are expected to act and to make decisions that are in the best interests of the Company and to avoid any situation that may present a potential or actual conflict between the interests of the Company and their own personal interests.

A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with the interests of the Company.  No director, officer or employee of the Company should take any action that may make it difficult to perform his or her duties, responsibilities and services to the Company in an objective and effective manner.  No director, officer or employee is allowed to work for, or provide services to, any competitor of the Company.  No director, officer or employee of the Company, or any member of his or her immediate family, may accept employment with, or acquire a financial interest in, any entity doing business with the Company if the employment or interest could conflict with the individual’s performance of his or her duties and responsibilities to the Company.  The best policy is to avoid any direct or indirect business connection with the Company’s customers, suppliers or competitors, except on the Company’s behalf.

A conflict of interest also arises when a director, officer or employee, or any member of his or her family, receives improper personal benefits as a result of his or her position with the Company.  The Company is strictly prohibited from extending any personal loans to, or guaranteeing the personal obligations of, any director, officer or employee.

Any director, officer or employee who may have a potential or apparent conflict of interest with the Company should immediately provide Mark Nichter, Secretary of the Company, with a written description of such actual or potential conflict of interest at the following address:

Mr. Mark Nichter

c/o Continental Materials Corporation

200 S. Wacker Dr. Suite 4000

Chicago, Illinois 60606

Directors, officers and employees who fail to disclose all such conflicts of interest are subject to discipline, including dismissal by the Company and possible civil and criminal liability.

3.                                      CORPORATE OPPORTUNITIES

Directors, officers and employees are strictly prohibited from: (i) taking for themselves or personally benefiting from, opportunities that are discovered through the use of Company property, Company information or his or her position with the Company; (ii) using Company property, Company information, or his or her position with the Company for personal gain; and (iii) competing with the Company.

Directors, officers and employees owe a duty to the Company to advance its legitimate interests when a corporate opportunity arises.  If a director, officer or employee is presented with a business opportunity from which the Company could, in the course of its business, profit, he or she must present the opportunity to the Chairman of the Company’s Board of Directors at the following address:

Mr. James G. Gidwitz

c/o Continental Materials Corporation

200 S. Wacker Dr. Suite 4000

Chicago, Illinois 60606

If the Company decides not to pursue the opportunity, then the Company will provide a written authorization to that individual permitting him or her to pursue the opportunity.

4.                                      CONFIDENTIALITY

The success of the Company’s business is highly dependent on maintaining the integrity of its confidential information and ensuring that information is used only for its intended purposes.  Directors, officers and employees must maintain the confidentiality of, and not inappropriately use or disclose, information entrusted to them by the Company and its clients, except when such disclosure is mandated by the law.  Confidential information includes all non-public information that might be useful to the Company’s competitors or harmful to the Company or its clients, if disclosed.

5.                                      FAIR DEALING

Directors, officers and employees should deal fairly with the Company’s customers, suppliers, competitors and employees.  They should not take unfair advantage of any person through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other unfair-dealing practice, whether or not such action is unlawful.  Directors, officers and employees must not make a deliberate misrepresentation regarding the Company or its business operations or create or assist any person in creating a false or misleading entry in any book or business record of the Company.

6.                                      PROTECTION AND PROPER USE OF THE COMPANY’S ASSETS

Directors, officers and employees should protect the Company’s assets, including all tangible property, trade secrets, intellectual property, computers and related information technology assets, and ensure their efficient and effective use.  Theft, loss, misuse, carelessness and waste have a direct impact on the success and profitability of the Company.  The Company has acquired its assets for the sole purpose of conducting the business and operations of the Company.  The Company’s assets may not be used for personal benefit and may not be sold, loaned, given away, or disposed of without proper authorization by the Company.  All of the Company’s assets should be used only for legitimate purposes and in accordance with established Company’s policies.

7.                                      DISCRIMINATION AND HARASSMENT

The Company is committed to providing equal opportunity in all aspects of employment and will not tolerate any illegal discrimination or harassment of any kind.  Examples include derogatory comments based on racial or ethnic characteristics and unwelcome sexual advances.  If any director, officer or employee becomes aware of or experiences any such illegal discrimination or harassment, he or she should immediately notify the local personnel manager or Mark Nichter at the above noted address.

8.                                      HEALTH AND SAFETY

The Company strives to provide each employee with a safe and healthy work environment.  Each employee has responsibility for maintaining a safe and healthy workplace for all employees by following safety and health rules and practices and reporting accidents, injuries and unsafe equipment, practices or conditions.

Violence and threatening behavior are not permitted.  Employees should report to work in condition to perform their duties, free from the influence of illegal drugs or alcohol.  The use of illegal drugs in the workplace will not be tolerated.

9.                                      RECORD-KEEPING

The Company requires honest and accurate recording and reporting of information in order to make responsible business decisions.   All of the Company’s books, records, accounts and financial statements must by maintained in reasonable detail, must appropriately reflect the

Company’s transactions and conform both to applicable legal requirements and to the Company’s system of internal controls.

10.                               COMPLIANCE WITH LAWS, RULES AND REGULATIONS

Directors, officers and employees must comply with all laws, rules, regulations and listing standards applicable to the Company, including insider trading laws. Directors, officers and employees who violate any law, rule, regulation or listing standard are subject to discipline, including dismissal by the Company, and possible civil and criminal liability.

Directors, officers and employees must not trade securities of the Company or any other entity on the basis of non-public, material information acquired as a result of his or her position with the Company.  “Insider trading” is a serious criminal offense and constitutes an unethical behavior.  Insider trading occurs, for example, when a person trades securities while in possession of material, non-public information about the company involved.  Information is “material” if it would affect an average person’s decision whether to buy, hold or sell a security.  Information is “non-public” if it has not been released to or absorbed by the investing public.

The Company strictly prohibits and will not tolerate insider trading by its directors, officers or employees.  Please see the Company’s insider trading policy for more information.  If a question arises regarding the Company’s insider trading policies, contact Mark Nichter at 312.541.7207 for assistance.

11.                               REPORTING OF UNETHICAL BEHAVIOR AND ACCOUNTING MATTERS

The Company encourages its directors, officers and employees to talk with supervisors, managers, senior executive officers, committee members or any other appropriate person if he or she is in doubt about the best course of action for any particular situation.  In addition, all directors, officers and employees should report all violations of any law, rule, regulation, listing standard or provision of this Code to their supervisors, managers, senior executive officers, committee members or any appropriate person.  If the matter cannot be reported to any of these individuals, then the individual should call the Whistleblower Hotline as posted at each operating location.

The Company encourages its directors, officers and employees to report any concerns that the individual may have regarding questionable accounting, internal accounting controls or auditing matters by calling the Whistleblower Hotline or writing to Peter E. Thieriot, Chairman of the Audit Committee, at the following address:

Mr. Peter E. Thieriot

Chairman of the Audit Committee

Continental Materials Corporation

200 S. Wacker Dr. Suite 4000

Chicago, Illinois 60606

The Company has established control procedures to ensure that all such reports are confidential and anonymous.

In accordance with the Company’s Whistleblower Policy, no director, officer or employee will suffer retaliation in any form for reporting concerns in good faith.  The Company will take appropriate corrective and/or disciplinary action against any person who retaliates against any director, officer or employee who reports a suspected violation of any law, rule, regulation, listing standard or provision of this Code. See the Company’s Whistleblower Policy for more information.

12.                               COMPLIANCE AND WAIVERS

The Company requires its directors, officers and employees to strictly comply with this Code.  Failure to comply may subject these persons to disciplinary action, including dismissal, for cause, from the director’s, officer’s or employee’s position with the Company, as well as possible civil and criminal liability.

The Board of Directors may grant to any director, officer or employee a waiver of any provision set forth in this Code.  Any such waiver may be granted in the reasonable discretion of the Board of Directors.  Any waivers will be disclosed to the stockholders of the Company, as may be deemed appropriate, in accordance with applicable regulations.

All directors, officers and employees of the Company must work to implement and comply with this Code and should immediately report any known violations.  In some situations, however, it is difficult to know if a violation has occurred.  Because every situation cannot be anticipated, the following steps and concepts will assist in resolving potential problems:

•                  Have all the facts:  To reach the right solutions, the directors, officers, employees and the Company must be as fully informed as possible.

•                  Ask yourself  “What specifically am I being asked to do?  Does it seem unethical or improper?”:  As a result, you will be able to focus on the specific question you are faced with and the alternatives you have.  Use your judgment and common sense; if something seems unethical or improper, it probably is.

•                  Clarify your responsibility and role:  In many situations and tasks, people share responsibility.  Are your colleagues informed and have you discussed the situation?  It may help to get others involved and discuss the problem.

•                  Discuss the problem with your supervisor:  This is the basic guidance for all situations.  In many cases, your supervisor will be more knowledgeable about the question, and will appreciate being brought into the decision-making process.

•                  Seek help from Company resources:  In the rare case where it may not be appropriate to discuss an issue with your supervisor, or where you do not feel comfortable approaching your supervisor with your question, you may want to discuss it with your office manager or a human resources manager.

•                  You may report ethical violations in confidence and without fear of retaliation:  If your situation requires that your identity be kept secret, your anonymity will be protected.  The Company does not permit retaliation of any kind against employees for good faith reports of ethical violations.  Please see the Company’s Whistleblower Policy for additional information.

•                  Always ask first, act later:  If you are unsure of what to do in any situation, seek guidance before you act.

CONTINENTAL MATERIALS CORPORATION

Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

		FOR all nominees listed below (except as marked to the contrary below)	WITHHOLD AUTHORITY To vote for all nominees listed below

1.	Election of three nominees to the Board of Directors.	☐	☐

Nominees:
01 William D. Andrews
02 Belsy R. Gidwitz and
03 James G. Gidwitz

		FOR	AGAINST	ABSTAIN
2.	Approval and ratification of the Directors’ appointment of BKD LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year ending January 1, 2011.	☐	☐	☐

The Proxy is solicited on behalf of the Board of Directors of the Company.

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name.)

Signature	Signature	Date	2010

Please sign exactly as name appears above. Executors, administrators, trustees, guardians, attorneys-in-fact, etc. should give their full titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If a partnership, please sign in partnership name by authorized person. If stock is registered in two names, both should sign.

FOLD AND DETACH HERE

CONTINENTAL MATERIALS CORPORATION

Proxy Card For Annual Meeting On May 26, 2010

The undersigned hereby appoints Ronald J. Gidwitz and Peter E. Thieriot as Proxies, each with power to appoint his substitute, and hereby authorizes them to represent and to vote, either individually or jointly, as designated below, all the shares of common stock of Continental Materials Corporation held of record by the undersigned on April 1, 2010, at the annual meeting of stockholders to be held on May 26, 2010, or any adjournment thereof. This proxy is revocable at any time before it is exercised. Such revocation may be effected by written notice to the Secretary of the Company, by executing a subsequent proxy or by voting at the meeting in person.

The Board of Directors unanimously recommends a vote FOR Proposals (1) and (2).

This Proxy will be voted as directed or, if no instructions are given, it will be voted “FOR” election of all nominees as Directors of the Company, and “FOR” approval and ratification of the appointment of the independent registered public accounting firm. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.
YOUR VOTE IS IMPORTANT.

(Continued and to be signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE